Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1)	Post-Effective Amendment No. 1 to Registration Statement No. 333-457656 on Form S-3,

2)	Post-Effective Amendment No. 7 to Registration Statement No. 033-06004 on Form S-8,

3)	Post-Effective Amendment No. 1 to Registration Statement No. 033- 53771 on Form S-8,

4)	Registration Statement No. 333-01109 on Form S-8,

5)	Registration Statement No. 333-04611 on Form S-8,

6)	Registration Statement No. 333-64161 on Form S-8,

7)	Registration Statement No. 333-66293 on Form S-8,

8)	Registration Statement No. 333-84917 on Form S-8,

9)	Registration Statement No. 333-41806 on Form S-8,

10)	Registration Statement No. 333-41808 on Form S-8,

11)	Registration Statement No. 333-87814 on Form S-8, and

12)	Registration Statement No. 333-105203 on Form S-8
and in the Current Report (Form 8-K/A) of ITT Corporation dated March 7, 2008 of our report dated February 21, 2007, with respect to the consolidated financial statements of EDO Corporation included in the EDO Corporation Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New York, New York
March 7, 2008